Exhibit 10.1

CRANE CO. 2009 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

As Amended February 27, 2012

1. PURPOSE.

The purpose of this Crane Co. 2009 Non-Employee Director Compensation Plan (the “Plan”) is to attract and retain well-qualified persons for service as directors of Crane Co. (the “Company”), by providing non-employee directors of the Company with compensation in connection with their service to the Company through the payment of annual retainer, meeting and other cash fees, and by providing for the grant of equity and equity-like interests in the Company, thereby increasing their proprietary interest in the Company and their personal interest in the Company’s continued success. This Plan supersedes the Crane Co. 2007 Non-Employee Director Compensation Plan and The Crane Co. 2000 Non-Employee Director Stock Compensation Plan (collectively, the “Prior Plans”) and no new awards shall be made under the Prior Plans following the Effective Date of this Plan; provided, that the Prior Plans shall remain applicable to awards granted under those plans prior to the Effective Date of this Plan.

The Plan was approved by the Board of Directors of the Company (the “Board”) on January 26, 2009 and shall become effective upon approval by the stockholders of the Company (the “Effective Date”). The Plan shall remain in effect until terminated by action of the Board.

2. DEFINITIONS.

(a) “Affiliate” means a subsidiary, division or affiliate of the Company, as determined in accordance with Code Sections 414(b), (c) or (m).

(b) “Audit Committee” means the Audit Committee of the Board.

(c) “Board” has the meaning set forth in Section 1.

(d) “Change in Control” shall mean the occurrence of one of the following: (i) a “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becoming the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of the Company’s Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the consummation of any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) a majority of the members of the Board being replaced during any twelve (12) month period commencing on the Effective Date, by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment. In all respects, the definition of “Change in Control” shall be interpreted, and limited to the extent necessary, to comply with Code Section 409A and the applicable regulations and any successor statute, regulation and guidance thereto.

(e) “Code” means the United States Internal Revenue Code of 1986, as amended.

(f) “Committee Chair” means the individual who chairs a committee or a sub-committee of the Board to which the Board has delegated authority with respect to certain functions, including the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and any other committee or sub-committee established by the Board.

(g) “Common Stock” means a share of the Company’s common stock, par value $1.00 per share.

(h) “Company” means Crane Co., a Delaware corporation, and any successor to all or substantially all of its assets or business.

(i) “Compensation Committee” means the Management Organization and Compensation Committee of the Board.

(j) “Deferred Stock Unit” or “DSU” means a notional bookkeeping entry representing the equivalent of a share of Common Stock, which is deferred in accordance with the terms and conditions of this Plan, and represents the Company’s obligation to issue one share of Common Stock in accordance with the terms and conditions of this Plan.

(k) “Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. A determination of Disability shall be made in good faith by a majority vote of the Compensation Committee, based solely on the opinion of one or more physicians chosen by the Compensation Committee.

(l) “Effective Date” of the Plan is the date the stockholders of the Company approve the Plan.

(m) “Executive Committee” means the Executive Committee of the Board.

(n) “Exercise Price” means the amount established by the Board in the Award Agreement in accordance with Section 5(b) which is required to purchase each share of Common Stock upon exercise of the Option.

(o) “Fair Market Value” means, as of any applicable date, the closing sales price of the Common Stock on the New York Stock Exchange-Composite Transactions Tape on such date, or, if no sale of Common Stock has been recorded on such date, then on the next preceding date on which a sale was so made. In the event the Common Stock is not admitted to trade on a securities exchange, the Fair Market Value as of any given date shall be as determined in good faith by the Board.

(p) “Nominating and Governance Committee” means the Nominating and Governance Committee of the Board.

(q) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate of the Company.

(r) “Option” means an option to purchase shares of Common Stock.

(s) “Participant” means a Non-Employee Director of the Company who is eligible to participate in the Plan under Section 4(a) hereof.

(t) “Plan” means this Crane Co. 2009 Non-Employee Director Compensation Plan.

(u) “Prior Plans” has the meaning set forth in Section 1.

(v) “Separate from Service” means a Participant ceasing to be a member of the Board for any reason, determined in accordance with Code Section 409A and the applicable regulations and any successor statute, regulation and guidance thereto.

3. ADMINISTRATION.

Responsibility and authority to administer and interpret the provisions of this Plan shall be conferred upon the Compensation Committee. The Compensation Committee shall record its proceedings under this Plan. The Compensation Committee may employ attorneys, consultants, accountants or other persons, and the Compensation Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Compensation Committee shall be paid by the Company. The Compensation Committee acts under this Plan in accordance with the authority granted to it under the Company’s Charter for the Management Organization and Compensation Committee (the “Charter”). Actions taken under the Plan that are described herein as actions by the Compensation Committee under the terms of the Plan, but which require Board approval under the Charter, shall be deemed to include, for purposes of the Plan, such action by the Board. All actions taken and all interpretations and determinations made by the Compensation Committee in good faith shall be final and binding upon all Participants who have received awards, the Company and other interested persons. No member of the Compensation Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan or awards made hereunder, and all members of the Compensation Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4. ELIGIBILITY; STOCK SUBJECT TO PLAN.

(a) All Non-Employee Directors of the Company shall be Participants in this Plan, provided that any director who is age 65 or older on the Effective Date and who elected, prior to the Effective Date, to continue his participation in the Crane Co. Retirement Plan for Non-Employee Directors, shall not be eligible to receive any stock option grants under this Plan.

(b) The total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed the sum of (i) 600,000 shares plus (ii) any shares added to the Plan related to an award granted under any Prior Plan that expires, is forfeited or is terminated as provided by Sections 4(c) and 4(d) below. Of the total number of shares of Common Stock authorized to be awarded under the Plan, no more than the sum of (i) 300,000 shares plus (ii) any shares added to the Plan related to a DSU award granted under any Prior Plan that is forfeited or terminated as provided by Section 4(d) below (the “DSU Award Reserve”) shall be awarded as DSUs.

Notwithstanding the foregoing, in the event the entire DSU Award Reserve has been used, the Committee may award additional DSUs from the remaining available shares of Common Stock, provided that each share of Common Stock so awarded as DSUs shall count as 2.5 shares against such remaining available shares of Common Stock. The number of shares available for grants under the Plan shall be subject to adjustment in accordance with Section 8 hereof. Such shares shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market.

(c) Subject to the provisions of Section 5(d), any shares subject to an Option granted under this Plan or any Prior Plan that expires, is forfeited or terminated for any reason without having been exercised in full, shall be available for future grants under this Plan.

(d) Any shares subject to a DSU granted under this Plan or any Prior Plan that is forfeited or terminated for any reason prior to the date that the restrictions on such award would have otherwise lapsed shall be available for future grants under this Plan.

(e) Any award settled in cash shall not be counted as shares of Common Stock for any purpose under the Plan.

(f) To the extent that any shares underlying an award of DSUs granted under this Plan are returned to the reserve of shares available to be awarded under the Plan in accordance with this Section 4, then the number of shares of Common Stock added back to the total Plan reserve available for grants under Section 4(b) of the Plan for each such underlying share shall be equal to (i) one share if the original award was granted out of the DSU Award Reserve and such share shall again be available to be awarded from the DSU Award Reserve, and (ii) two and one-half shares if the original award was not granted out of the DSU Award Reserve.

5. STOCK OPTIONS.

(a) Upon review of the Compensation Committee’s recommendations from time to time with respect to the compensation of Non-Employee Directors, the Board may grant to any Participant one ore more awards of Options entitling the Participant to purchase shares of Common Stock from the Company on such terms and subject to such conditions as may be established by the Board. An award of Options may be granted in such number, at such Exercise Price, and subject to such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments), not inconsistent with the terms of this Plan, as may be determined by the Board at the time of grant.

(b) The Exercise Price of each share of Common Stock upon exercise of any Option granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Each Option shall have a stated term not to exceed ten (10) years from the date of grant.

(c) The Exercise Price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or in whole or in part by tendering (either actually or by attestation) shares of Common Stock; provided, however, any shares of Common Stock that are thereby tendered shall not become available for issuance for purposes of this Plan. The value of each share of Common Stock delivered in payment of all or part of the Exercise Price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, if approved by the Board, in accordance with a cashless exercise program under which, if so instructed by an optionee, shares of Common Stock may be issued directly to the optionee’s broker or dealer upon receipt of an irrevocable written notice of exercise from the optionee.

(d) The Board, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of the Company the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by the Company therefor of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option or portion thereof over the aggregate Exercise Price of such shares. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value) or in cash, or partly in cash and partly in shares of Common Stock, as the Board shall determine. The shares of Common Stock covered by any Option or portion thereof, as to which the right to exercise shall have been so surrendered, shall not again be available for the purposes of this Plan.

(e) Each Option granted under this Plan shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, Options may be transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for the benefit of such family members.

(f) The Board, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the date of grant, to (i) permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the award agreement, or (ii) extend the exercise period of any outstanding Option, provided no Option may be exercised beyond the tenth anniversary of the date of grant of such Option.

6. BOARD AND COMMITTEE RETAINERS, MEETING FEES AND COMMITTEE CHAIR FEES.

(a) Board Retainers.

(i) Each Participant shall receive an annual retainer, in an amount fixed from time to time by the Board (after consideration of the Compensation Committee’s recommendations), which amount shall initially be equal to Seventy-Five Thousand Dollars ($75,000). Fifty percent (50%) of each annual retainer shall be payable in cash, and fifty percent (50%) of each retainer shall be delivered in Deferred Stock Units to be credited to the Participant’s account established in Section 7, and subject to the terms and conditions set forth in Section 7.

(ii) The annual retainer payments set forth above shall be payable (or credited, as applicable) in substantially equal monthly installments over the twelve (12) month period following the close of the Company’s annual stockholders’ meeting each year; provided, however, to the extent a Participant is first appointed to the Board as a Non-Employee

Director after the Effective Date, but at a time other than the Company’s annual stockholders’ meeting, then such Participant shall be entitled to a prorated portion of the annual retainer determined under this Section 6(a), based on the number of days between the date of appointment and the date of the next following annual stockholders’ meeting of the Company, and such prorated retainer will be paid (or credited, as applicable) to such Participant in substantially equal monthly installments over the period between the date of appointment and the date of the next following annual stockholders’ meeting of the Company.

(iii) Notwithstanding the foregoing, in lieu of receiving the cash portion of the annual retainer as set forth above, each Participant may elect (on forms furnished by the Compensation Committee) to defer all (but not less than all) of the cash portion of the annual retainer in the form of Deferred Stock Units to be credited to the Participant’s account established in Section 7, and subject to the terms and conditions set forth in Section 7; provided, however, any such election will only be effective with respect to the annual retainers to which the Participant may be entitled in calendar years following the calendar year in which such election is made and timely delivered to the Compensation Committee. Any change or revocation of an election hereunder shall only be effective for annual retainers to which the Participant may be entitled in calendar years following the calendar year in which the election change or revocation is made and timely delivered to the Compensation Committee; provided, however, any election change with respect to the timing of payment will be subject to the provisions set forth in Section 7(c)(ii).

(b) Meeting Fees.

Each Participant shall receive a cash payment, in an amount fixed from time to time by the Board (after consideration of the Compensation Committee’s recommendations), for each Board meeting and Board committee meeting that the Participant attends (in person, or, if approved by the Board, by teleconference), payable in cash within five (5) business days following the end of the month in which such meeting occurred.

(c) Committee Chair Fees and Supplemental Committee Retainers.

(i) In addition to the benefits otherwise set forth in this Section 6, each of the Committee Chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee (and such other committees as the Board may establish from time to time) shall be paid an annual fee for serving as a Committee Chair, in such amounts fixed from time to time by the Board (after consideration of the Compensation Committee’s recommendations). The annual Committee Chair fees shall be payable in cash in equal monthly installments over the twelve (12) month period following the close of the Company’s annual stockholders’ meeting each year; provided, however, to the extent a Participant is first appointed as Committee Chair after the Effective Date, but at a time other than the Company’s annual stockholders’ meeting, then such Participant shall be entitled to a prorated portion of the annual Committee Chair fee determined under this Section 6(c)(i), based on the number of days between the date of appointment and the date of the next following annual stockholders’ meeting of the Company, and such prorated fee will be paid to such Participant in equal monthly installments over the period between the date of appointment and the date of the next following annual stockholders’ meeting of the Company.

(ii) In addition to the benefits otherwise set forth in this Section 6, each member of the Executive Committee shall be paid a supplemental retainer fee, in such amount fixed from time to time by the Board (after consideration of the Compensation Committee’s recommendations). The supplemental Executive Committee retainer fees shall be payable in cash at the close of the Company’s annual stockholders’ meeting each year; provided, however, to the extent a Participant is first appointed to the Executive Committee after the Effective Date, but at a time other than the Company’s annual stockholders’ meeting, then such Participant shall be entitled to a prorated portion of the supplemental Executive Committee retainer fee determined under this Section 6(c)(ii), based on the number of days between the date of appointment and the date of the next following annual stockholders’ meeting of the Company, and such prorated fee will be paid to such Participant immediately following the date of appointment.

7. DEFERRED STOCK UNITS.

(a) Accounts. The Company shall establish a bookkeeping account for each Participant. The bookkeeping account for each Participant shall be credited with DSUs in accordance with this Section 7.

(b) Credits. The bookkeeping account of each Participant who serves as an eligible Non-Employee Director at the close of each annual stockholders’ meeting of the Company shall be credited with the number of DSUs with an aggregate Fair Market Value as of the date of grant equal to 50% of the annual retainer fee described in Section 6(a)(i), rounded to the nearest number of whole DSUs. In addition, in accordance with and subject to the terms and conditions set forth in Section 6(a)(iii), upon proper and timely election by a Participant, the bookkeeping account of the Participant shall be credited from time to time with the number of DSUs having an aggregate Fair Market Value that equals the dollar amount that the Participant elects to defer into DSUs in accordance with Section 6(a)(iii), rounded to the nearest number of whole DSUs. All such credits shall be deemed to be made (and DSUs granted) on the date of the Company’s annual stockholders’ meeting each year.

In addition, upon review of the Compensation Committee’s recommendations with respect to the compensation of Non-Employee Directors, the Board reserves the right, in its sole discretion, to grant additional DSUs to any Participant from time to time to recognize and reward such Participant for the Participant’s contributions to the Company, and any such additional DSUs shall be credited to the Participant’s account hereunder upon the date of grant.

Each DSU credit under this Section 7 shall be accounted for separately, and each such credit shall vest in full on the first anniversary of the date of grant, provided, however, all DSUs under this Section 7 shall become fully vested upon the death or Disability of a Participant, or upon a Change in Control. In addition, when a Participant Separates from Service with the Board for any reason or no reason (other than the Participant’s death or Disability, or a Change in Control), to the extent any DSUs in the Participant’s account hereunder are not fully vested, the Board reserves the right to accelerate the vesting of such DSUs in its sole discretion.

(c) Settlement.

(i) Only to the extent vested under the terms of this Plan at the time of distribution pursuant to this Section 7(c), at the time the Participant Separates from Service with the Board, all the Participant’s vested DSUs shall be distributed as shares of Common Stock equal to the number of vested DSUs in the Participant’s account hereunder. Distribution of shares under this Section 7(c)(i) shall be made within twenty (20) business days following the date the Participant Separates from Service with the Board, subject to compliance with Section 10(c) hereof. The unvested portion of a Participant’s account at the time such Participant Separates from Service with the Board shall be forfeited by the Participant for all purposes.

(ii) Notwithstanding the foregoing, participants may elect to defer settlement of DSUs, but only if the Participant makes such election (on forms furnished by the Compensation Committee) at least twelve (12) months prior to the date the Participant Separates from Service with the Board, and distribution of the Participant’s account under this Section 7(c) is deferred for at least five (5) years following the date the Participant would otherwise be entitled to a distribution of the Participant’s account hereunder.

(d) Voting and Dividend Rights. Participants shall have no voting rights as stockholders of the Company with respect to DSUs. However, each Participant shall have credited to his or her account under this Plan an additional number of DSUs having an aggregate Fair Market Value equal to the per-share dividend paid to the shareholders of the Company, determined as and when such dividends are otherwise paid, for each DSU held by the Participant, rounded to the nearest one-hundredth of a DSU. Such additional DSUs shall be distributed to the Participant as and when DSUs are settled under Section 7(c) above. Any fractional DSU credited to the Participant’s account at the time of settlement shall be paid in cash based on the Fair Market Value of the Common Stock on the settlement date.

8. ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Compensation Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Options or DSUs, the Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan, and other determinations applicable to outstanding awards. The Compensation Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) In addition, in the event that the Company is a party to a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company, outstanding Options and DSUs shall be subject to the agreement governing the transaction. Such agreement may provide, without limitation, for the continuation of outstanding awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such outstanding awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

9. AMENDMENT AND TERMINATION.

This Plan may be amended or terminated at any time by the Board except with respect to any awards then outstanding, and any award granted under this Plan may be terminated at any time with the consent of the Participant. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the Participant, materially impair any award theretofore granted under this Plan; and provided, further, that no such action shall be taken without the approval of the stockholders of the Company if such stockholder approval is required under applicable law or the rules of the New York Stock Exchange. Notwithstanding any provision herein to the contrary, the repricing of any Options is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Option to lower its purchase price; (2) any other action that is treated as a “repricing” under generally accepted accounting principles; and (3) repurchasing for cash or canceling an Option at a time when its purchase price is greater than the Fair Market Value of the underlying shares of Common Stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 8 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding anything contained herein, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.

10. GENERAL PROVISIONS.

(a) Each award granted under this Plan shall be evidenced by a written award agreement containing such terms and conditions as the Board may require, and no person shall have any rights under any award granted under this Plan unless and until such award agreement has been executed and delivered by the Participant and the Company.

(b) In the event of any conflict between the terms of this Plan and any provision of any award agreement, the terms of this Plan shall be controlling.

(c) Neither this Plan nor any action taken hereunder shall be construed as giving any director any right to serve as a director or in any other capacity for the Company or any of its Affiliates.

(d) The obligation of the Company to sell and deliver shares of Common Stock (whether pursuant to the exercise of an Option or the settlement of DSUs) hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, and the Board shall have the sole discretion to impose such conditions, restrictions and limitations (including delaying the settlement date of any DSUs, suspending exercises of Options and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Option or DSU unless and until the Board determines that such issuance complies with (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

(e) Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

(f) All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof, and construed in accordance therewith.

(g) As a condition to receipt of any award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

(h) Awards under the Plan may be granted to such Participants who are residing in foreign jurisdictions as the Board in its sole discretion may determine from time to time. The Board may adopt such supplements or subplans to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

(i) All notices, elections, requests, demands and all other communications required or permitted by the Compensation Committee, the Company or a Participant under the Plan must be in writing and will be deemed to have been duly given when delivered personally, or received by certified or registered mail, return receipt requested, postage prepaid, or any third party delivery service providing guaranteed delivery service at the address of the receiving party. For purposes of this provision, the Company’s and the Compensation Committee’s address shall be the Company’s principal offices, and all notices, elections, requests, demands and all other communications shall be sent to the attention of the Company’s Chief Financial Officer, and all notices, elections, requests, demands and all other communications sent to a Participant shall be sent to the Participant’s last known address as reflected in the Company’s personnel records from time to time.

(j) If a Participant or any beneficiary entitled to receive a payment under this Plan is, in the judgment of the Compensation Committee, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Company may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Company: (i) the

Participant’s designated beneficiary under Section 10(o) (in the case of the Participant’s incapacity); (ii) the institution maintaining the Participant or the beneficiary; (iii) a custodian under the Uniform Transfers to Minors Act of any state (in the case of the incapacity of a beneficiary); or (iv) the Participant’s or his or her beneficiary’s spouse, children, parents or other relatives by blood or marriage. The Company is not required to ensure the proper application of any payment so made, and any such payment completely discharges all claims under this Plan against the Company to the extent of the payment.

(k) The Plan is intended to comply with the requirements of Section 409A of the Code to the extent an Award is intended to be subject to or otherwise exempt from Section 409A. Consistent with that intent, the Plan shall be interpreted in a manner consistent with Section 409A and in the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated as part of the Plan. In addition, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder.

(l) To the extent that this Plan provides for or otherwise refers to issuance of certificates to reflect the transfer of shares of Common Stock pursuant to the terms of an Award, the transfer of such shares may be effected, in the Company’s discretion, on a book entry or such other noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which such shares are listed.

(m) The Company shall not be required to fund or otherwise segregate assets to be used for the benefits payable pursuant to the Plan. All credited amounts hereunder in the form of DSUs shall remain the assets of the Company, subject to the claims of its general creditors. Any distribution hereunder shall be considered payment by the Company and shall discharge the Company of any further liability under the Plan.

(n) Each Participant shall be solely responsible for the payment of all federal, state, local and other taxes that may be imposed on the Participant in connection with the benefits payable under this Plan. The Company makes no warranties regarding the tax treatment to any Participant of any benefits or payments made pursuant to this Plan, including, but not limited to, by operation of Code Section 409A, or any successor statute, regulation and guidance thereto. Each Participant will hold the Company, its Affiliates, and their respective officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken by the Company in good faith in connection with this Plan.

(o) A Participant may designate one or more primary beneficiaries or alternative beneficiaries to receive all or a specified part of his or her benefits under the Plan after the Participant’s death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Compensation Committee during the Participant’s lifetime. If a Participant (i) fails to designate a beneficiary, (ii) revokes a beneficiary designation without naming another beneficiary, or (iii) designates one or more beneficiaries none of whom survives the Participant, for all or any portion of the benefits under the Plan, such benefits or portion thereof will be payable to the Participant’s surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant’s estate.

(p) All vested DSU awards granted hereunder shall be included by the Company for purposes of determining the extent to which a Participant has met the Company’s Common Stock ownership guidelines for directors.

11. SPECIAL PROVISIONS FOR CHAIRMAN OF THE BOARD

Prior to the annual stockholders’ meeting of the Company in April 2012, the Non-Employee Director serving as Chairman of the Board did not participate in the Plan, and instead received compensation for services as Chairman of the Board pursuant to a separate agreement. Effective upon the annual stockholders’ meeting of the Company in April 2012, any Non-Employee Director serving as Chairman of the Board shall receive fees for such services under the Plan, subject to the following provisions: (i) the amount of the annual retainer for the Chairman under Section 6(a)(i) shall be Two Hundred Twenty-Five Thousand Dollars ($225,000), or such other amount as the Board may determine from time to time; (ii) such annual retainer shall be provided in the form of cash and DSUs in accordance with the provisions of Section 6(a) and Section 7 above; (iii) consistent with the provisions of Code Section 409A, the Chairman may elect, during the thirty (30) day period immediately preceding the annual stockholders’ meeting of the Company in April 2012, to defer the cash portion of the annual retainer payable for services rendered after such annual meeting, which such deferrals shall otherwise be subject to the provisions of Section 6(a)(iii) and Section 7 above, and thereafter the Chairman shall be eligible to defer the cash portion of future annual retainers in the form of DSUs as provided in the Plan; and (iv) unless and until the Board determines otherwise, the Chairman shall not be eligible to receive a grant of Options under Section 5 above or cash payments for meeting fees under Section 6(b) above or Committee Chair fees and supplemental retainers under Section 6(c) above.